Exhibit 99.1

SUNERGY BOARD OF DIRECTORS APPOINTS MR. MARK SHELLEY, CPA OF MESA, AZ TO THE POSITION OF CORPORATE SECRETARY, TREASURER AND A MEMBER OF THE BOARD OF DIRECTORS.

SCOTTSDALE, AZ--(Marketwire - April 21, 2011) - Sunergy, Inc (the "Company") (OTC:SNEY - News) is pleased to announce that Mark Shelley, CPA, owner of Shelley International CPA, a PCAOB registered audit firm, has been appointed as the corporate Secretary, Treasurer, chairman of the audit committee and member of the board of directors. Mr. Shelley has been working as an accountant in Arizona since 1977. Since 1990, Mr. Shelley has emphasized public companies, working with a variety of industries such as retail, auto, agricultural, mining and manufacturing. These have included Mexican and Chinese companies. He has also been a consultant with other CPA firms on SEC filings and regulations. Mr. Shelley graduated from Brigham Young University with a Bachelor of Science in Accounting in 1977. He is fluent in English and Spanish. He is a current member of the Arizona Society of CPAs, the American Institute of CPAs as well as other professional associations.

Mr. Shelley said: "I am very excited to serve in this capacity with Sunergy, Inc. My experience will be useful as Sunergy expands its West African operations. My goal is to add an additional level of professionalism and efficiency to the administration of the Company."

P.K. Medhi, Chairman said: " I am really happy to have Mr. Shelley with all his credentials and experience join our Sunergy family. He will add another level of corporate administrative control which will insure transparency in our operations."

The Company wishes to share that there were no deadlines applicable to the Company's filings with the SEC at this time. We already have the Caveat Emptor status on our Company and it will only be removed once we are current in our filings. We anticipate these filings to start in the week following Easter. Once the "CE:" is removed, the Company will reapply to be listed on the OTC Bulletin Board.

Operations Update:

Bryan Miller, President comments:" The dredges arrived in Sierra Leona, have cleared customs and have started operations on our 140.1 sq. km. Pampana River Concession. We are starting one at a time and conducting further testing to identify optimum deployment sites. Once results are available we will publish operating results. So far, everything is working as planned and Management is pleased."

Please  visit  the  Sunergy  website   www.sunergygold.com  and  review  further
information such as Company Reports under Projects , Previous Press Releases and SEC filing information under Investor Info.

About Sunergy: The Company is an aggressive junior mining exploration and development Company that is production oriented at the earliest possible profitable opportunity. We control 100% of the 150 SQ. Km. Nyinahin mining concession with a full prospecting license in Ghana, West Africa and the 140.1 sq. km. Pampana River Rare Earth, Gold and Diamond concession in Sierra Leone, West Africa. We are focused on near term production of these properties this season. We are production and acquisition oriented and are considering several additional projects suitable for near term production in West Africa.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Nyinahin and Pampana Mining Concessions.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Bryan Miller, President 707.738.4280 bryan@alliedminingandsupply.com

UNERGY INC.
14362 N. FRANK LLOYD WRIGHT BLVD | SCOTTSDALE AZ 85260
Phone: 480.477.5810 | Fax: 480.477.5811

INVESTOR RELATIONS:

Steve Parent 480.399.7222 steve@sunergygold.com